                                                                     EXHIBIT 4.7

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                         DATED THIS 13TH DAY OF MAY 2004

                              SUBCONTRACT AGREEMENT

                                     BETWEEN

                       HUAWEI TECH INVESTMENT CO. LIMITED
                  (hereinafter referred to as the "CONTRACTOR")

                                       AND

                         MANDARIN COMMUNICATIONS LIMITED
                (hereinafter referred to as the "SUBCONTRACTOR")

                                TABLE OF CONTENTS

                                                                                      Page
1.        Definitions...........................................................       3
2.        Term..................................................................       4
3.        Scope of Work.........................................................       5
4.        Commencement of Subcontracted Work....................................       5
5.        Contract Price and Payment Terms......................................       6
          5.1      Pricing......................................................       6
          5.2      Payment......................................................       6
6.        Test and Acceptance...................................................       8
7.        Safety and Health.....................................................       8
8.        Delay.................................................................       8
9.        Indemnification.......................................................       8
10.       Announcements.........................................................       9
11.       Sub-subcontract.......................................................       9
12.       Change Order..........................................................       9
13.       Confidentiality.......................................................      10
14.       Force Majeure.........................................................      10
15.       Warranty..............................................................      11
16.       Arbitration...........................................................      12
17.       General Provisions Relating to Work and Personnel.....................      12
          17.1     Compliance with Statutory Requirements.......................      12
          17.2     Compliance with Industry Standards...........................      12
18.       Independent Status....................................................      12
19.       Insurance.............................................................      12
20.       Miscellaneous.........................................................      13
21.       Earlier Termination...................................................      15
22.       Waiver................................................................      15
23.       Variation.............................................................      15
24.       Entire Agreement......................................................      15
25.       Remedies..............................................................      16
26.       Severability..........................................................      16
27.       Relationship of Parties...............................................      16
28.       Governing Law and Jurisdiction........................................      16

Schedule 1        -        The Subcontracted Work
Schedule 2        -        LHI Acceptance Certificate
Schedule 3        -        Payment
Schedule 4        -        Responsibilities Matrix
Schedule 5        -        LHI Model
Schedule 6        -        Work Order Template

This SUBCONTRACT AGREEMENT is made this 13TH day of MAY 2004, between

HUAWEI TECH. INVESTMENT CO. LIMITED, a company incorporated in Hong Kong, having its office at Room 3610-12, The Center, 99, Queen's Road Central, Hong Kong (hereinafter referred to as the "CONTRACTOR"); and

MANDARIN COMMUNICATIONS LIMITED, a company incorporated in Hong Kong, having its offices at 13th Floor, Warwick House, Taikoo Place, 979 King's Road, Hong Kong (hereinafter referred to as the "SUBCONTRACTOR").

WHEREAS:-

i) the Contractor has entered into a Supply Contract (the "SUPPLY CONTRACT") with Mandarin Communications Limited (the "BUYER") of even date;

ii) under the Supply Contract, the Contractor or its affiliates has required inter alia to provide engineering, procurement and construction of a `third generation' mobile telecommunications network to the Buyer on a turnkey basis on the terms and conditions set out therein;

iii) the Subcontractor acknowledges that it is familiar with the Supply Contract and agrees that the Supply Contract is a part hereof and is incorporated as a part of this Subcontract;

iv) the Contractor wishes to engage the Subcontract to carry out part of the Works under the Supply Contract; and

v) the parties wish to enter into this Subcontract on the terms and conditions hereinafter set out.

NOW THEREFORE, in consideration of the Contract Price and other good and valuable consideration herein, it is agreed as follows:-

1.       DEFINITIONS

         Unless otherwise defined herein, definitions in the Supply Contract where appropriate and applicable shall have the same meaning and interpretation as set out herein. In addition, there shall be the following definitions:

          "INDUSTRY STANDARDS"                -  means the applicable industry
                                                 standards and regulations,
                                                 including without limitation
                                                 any applicable compulsory
                                                 standard
                                                 as required under the laws of
                                                 Hong Kong.

         "INTEGRATED RADIO SYSTEM
                  (IRS)"                      -  means the shared use of common
                                                 antenna systems and on-site
                                                 facilities (including space,
                                                 power supply and
                                                 air-conditioning) with other
                                                 telephone operators.

         "LEASEHOLD IMPROVEMENT WORKS
                   (LHI WORKS)"                - means the Subcontracted Work
                                                 herein as specified in SCHEDULE
                                                 1.

         ."LHI ACCEPTANCE CERTIFICATE
               (LHI AC)"                       - means the certificate to be
                                                 issued by the Contractor after
                                                 a successful LHI AT on a Site.

         "LHI ACCEPTANCE TEST (LHI AT)"        - means an acceptance test of the
                                                 Subcontracted Work by the
                                                 Contractor, in accordance with
                                                 the LHI AT specifications
                                                 submitted by the Subcontractor
                                                 and approved by the Contractor.

         "MODEL SITE"                          - means the simplified workload
                                                 and price models of various
                                                 Subcontracted Work at a Site as
                                                 listed in SCHEDULE 5.

         "WARRANTY PERIOD"                    -  means the period referred to
                                                 in CLAUSE 15.

         "WORK ORDER"                         -  means a formal order placed by
                                                 the Contractor with the
                                                 Subcontractor under this
                                                 Subcontract for the performance
                                                 of Subcontracted Work on Sites.

2.       TERM

         This Agreement shall be effective for the same period as the Term of the Supply Contract or as may be mutually extended by the parties in writing.

3.       SCOPE OF WORK

         i) The Subcontractor agrees to perform the work and services described in SCHEDULE 1 (the "SUBCONTRACTED WORK").

         ii) The Subcontractor agrees to furnish all materials, labour, tools, equipment, supervision, supplies and all things necessary or required to fully perform the Subcontracted Work in accordance with the terms and conditions herein.

         iii) In so far as it is applicable to this Subcontract and is applicable to the Subcontractor, the Subcontractor agrees to the terms of the Supply Contract and to any interpretations as to the meaning thereof.

         iv) The Subcontractor shall carry out a survey on all Sites and shall obtain at its own cost all information required for the Subcontracted Work. The Subcontractor shall be fully satisfied with the adequacy and accuracy of such information.

         v) Details of each of the Sites on which the Subcontracted Work shall be carried out, shall be provided by the Contractor to the Subcontractor as and when the Contractor receives such details from the Buyer under the Supply Contract from time to time during the Term.

         vi) The Subcontractor shall obtain at its own cost any permit or qualification for the performance of the Subcontracted Work.

4.       COMMENCEMENT OF SUBCONTRACTED WORK

         a) Based on the Delivery Requests that the Contractor shall receive from the Buyer under the Supply Contract, the Contractor shall thereafter in turn place with the Subcontractor a Work Order or a series of Work Orders setting out the part of the Subcontracted Work to be performed by the Subcontractor.

         b) A Work Order shall specify the location of the Site, Model Site and the scheduled date for the completion of the Subcontracted Work, which the Subcontractor shall strictly follow. In no case shall the Subcontractor claim for payment in excess of the Model Site value or the total value of an individual Work Order. A Work Order template is set out in
                  SCHEDULE 6.

         c) The Subcontractor shall provide to the Contractor with such access as may be necessary to enable the Contractor to meet its obligations under this Agreement and under the Supply Contract including access to drawings, manuals, material lists or any other documents relating to the design and progress or the Subcontracted Work. Subject to the confidentiality clause herein, the Contractor shall have the right to make copies of such documents from time to time as may be necessary for the Contractor's use.

         d) For the avoidance of doubt, the Responsibility Matrix of the parties is set out in SCHEDULE 4.

         e) The Subcontractor shall from time to time submit to the Contractor for verification and information, details of works completed under a Work Order, their respective value, and if required, copies of LHI AC.

5.       CONTRACT PRICE AND PAYMENT TERMS

         5.1      PRICING

                  The Subcontract Price shall not exceed *.

                  The Subcontract Price shall be inclusive of all taxes, duties, VAT/GST, levies and charges.

         5.2      PAYMENT

                   a)      (i)      The Subcontractor shall be paid in
                                    accordance with the payment procedure and the payment terms are set out in SCHEDULE 3.

                           (ii) Other than payment of a Deposit, if the Contractor within fourteen (14) days of receipt of an invoice from the Subcontractor notifies the Subcontractor in writing that the Contractor disputes any amount invoiced by the Subcontractor to the Contractor, then each party shall provide to the other party all information reasonably requested by such other party which it has to support its position regarding the disputed invoice or the disputed portion of the invoice and shall proceed in good faith and in a timely manner to resolve such disputed portion. If the Contractor does not dispute the received invoice within the said

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    fourteen (14) days from its receipt, the invoice and the respective payment claim shall be deemed accepted. The Contractor's obligation to pay the disputed portion of any invoice shall be suspended for such period of time as is reasonably required to resolve any such dispute; provided, that any disputed amount that is subsequently determined to be payable by the Contractor to the Subcontractor as of the invoice date shall bear interest at the rate of one-half of one percent (0.5%) per month from the original due date until the date of actual full payment. For the avoidance of doubt, notwithstanding that a portion of an invoice may be disputed, the undisputed portion of the invoice shall be paid in accordance with this clause.

                  b) For the avoidance of doubt, an invoice of the Subcontractor will not be disputed once the Contractor issues the relevant LHI Acceptance Certificate and the amount invoiced is strictly in compliance with the corresponding Work Order and the conditions thereunder having being fully met.

                  c) Subject to any dispute on an invoice as referred to in CLAUSE 5.2 a) (ii) above, payments shall be made by the Contractor to the Subcontractor within fourteen (14) days from the end of the fourteen (14) day period referred to in CLAUSE 5.2 a) (II) above.

         5.3      a)       For all payments that shall become due and payable
                           under CLAUSE 5.2 above, payment shall be in Hong Kong dollars or other currency as may be mutually agreed by the parties.

                  b) If the Contractor is obliged to make any deduction or withholding on account of tax in connection with this Subcontract, the Contractor shall be entitled to withhold the relevant amount from the gross amount due to the Subcontractor provided and to the extent that the Contractor provides the Subcontractor with the official receipts issued by the relevant authority evidencing the payment of withholding tax. In this connection, the Contractor undertakes that it shall notify the Subcontractor in writing prior to the reporting and payment of withholding tax to the relevant authority. Prior to the reporting and payment of withholding tax, each party shall support the other party in obtaining any tax exemptions and/or tax relieves achievable in connection with the performance of this Agreement, if any, and shall give all such other assistance as may be reasonably required to avoid or redeem any withholding tax.

6.       TEST AND ACCEPTANCE

         i) Within seven (7) days after the completion of the relevant part of the Subcontracted Work for each Site, the Subcontractor shall notify the Contractor in writing of its application for the LHI AT. The LHI AT shall be carried out by the Contractor and the Subcontractor in conjunction with the Buyer. Upon successful testing and upon all requirements in the underlying corresponding Work Order being met, the Contractor shall issue a LHI Acceptance Certificate to the Subcontractor back to back on the LHI Acceptance Certificate from the Buyer to the Contractor. Such LHI Acceptance Certificate shall be in the format set out in SCHEDULE 2.

         ii) The Subcontractor shall pass all documents of design and performance of the Subcontracted Work to the Contractor at the LHI Acceptance Test.

7.       SAFETY AND HEALTH

         i) The Subcontractor, its sub-subcontractors and their respective employees, shall take all reasonable and necessary precautions against any injuries, hazards, dangers, risks pertaining to the Subcontracted Work and conduct thereof, including, but not limited to, compliance with all Applicable Laws, ordinances, rules, regulations and orders issued by government authorities, as well as any reasonable safety measures requested in good faith by the Contractor, all without additional cost to the Contractor.

         ii) The Subcontractor shall be at all times responsible for the work performance and safety of its employees, personnel, equipment and materials within the Subcontractor or its sub-subcontractor's care, custody or control.

8.       DELAY

         In the event of delay under this Subcontract caused by the default of the Subcontractor, whereby the Contractor is held liable to pay damages to the Buyer under the Supply Contract, as a result of such delay, the Subcontractor shall in such circumstances indemnify and compensate the Contractor with a like amount of damages which the Contractor has been held liable to pay to the Buyer under the Supply Contract.

9.       INDEMNIFICATION

         i) The Subcontractor agrees to defend, indemnify and hold the Contractor harmless from any and all claims, demands, losses and liabilities to or by third parties arising from, resulting from or connected with services performed or to be performed under this Subcontract by the Subcontractor or Subcontractor's sub-subcontractor, agents or employees to the fullest extent permitted by law and subject to the limitations provided below.

         ii) The Subcontractor's duty to indemnify the Contractor shall not apply to liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the Contractor or the Contractor's agents or employees.

         iii) The Subcontractor's duty to indemnify the Contractor for damages arising out of bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of (i) the Contractor or the Contractor's agents or employees; and (ii) the Subcontractor or the Subcontractor's agents or employees, shall apply only to the extent of negligence of the Subcontractor or the Subcontractor's agents or employees.

10.      ANNOUNCEMENTS

         Unless required by law, all media releases, circulars, public announcements and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing (except for internal distribution and use), shall be coordinated with and shall be subject to the approval of both parties prior to release.

11.      SUB-SUBCONTRACT

         At its sole discretion, the Subcontractor shall be entitled at any time to sub-subcontract the Subcontracted Work or parts thereof to any party on such terms and conditions it shall deem fit. However, the Subcontractor shall be held responsible for such sub-subcontracted work whether or not such sub-subcontractor has been approved by Contractor.

12.      CHANGE ORDER

         i) At any time during the Term, upon any request of the Buyer under the Supply Contract to change an order, the Contractor shall have the like right to request reasonable changes to the Subcontracted Work by delivering to the Subcontractor a written request (a "CHANGE REQUEST"), describing in reasonable detail the desired changes. Any Change Request relating to the Subcontracted Work shall be made no later than five (5) working days prior to the scheduled LHI Acceptance Test. The Subcontractor shall evaluate (i) the effect that the Change Request will have on the resources required by the Subcontractor to implement the requested changes; (ii) the resultant effect, if any, to any part of the Subcontracted Work as a result of such proposed changes; and (iii) the effect on the prices and performance times. The Subcontractor shall deliver to the Contractor a written notice specifying the results of such evaluation (the "CHANGE PROPOSAL") as soon as reasonably feasible following receipt of a Change Request.

         ii) A Change Proposal shall not become effective unless and until the terms and the extension of time and all other terms as may be affected have been mutually agreed upon by the parties (and the parties shall act reasonably and in good faith in negotiating all such terms) and such terms are reduced to writing and signed by an authorised representative of each party (a "CHANGE ORDER"). Any Change Order shall be automatically incorporated as an amendment to this Agreement.

         iii) The Subcontractor may, at its sole discretion, make such reasonable minor changes to any Work Order and shall notify the Contractor accordingly. However, in no case shall the Subcontractor change the Model Site set out in SCHEDULE 5 without the written consent of the Contractor.

13.      CONFIDENTIALITY

         Both the Buyer and the Contractor undertake to keep confidential with respect to third parties with the same degree of care with which they treat and protect their own proprietary information, but no less than reasonable care, any Confidential Information whether disclosed verbally, in documentary or other material form by demonstration or otherwise, furnished and transmitted by one party to the other under this Agreement. The parties' undertakings of confidentiality apply both during the Term and for a period of five (5) years following the expiration of the Warranty Period.

14.      FORCE MAJEURE

         i) If a party (the "AFFECTED PARTY") is prevented by a Force Majeure Event from complying with any of its obligations under this Agreement, the affected party shall be excused from performance of those obligations and for all liability associated with such non-performance for the duration of the Force Majeure Event. The affected party shall:

                  (a) notify the other party without delay in writing of the commencement of the Force Majeure Event;

                  (b) uses its best endeavours to mitigate and minimize the effect of the Force Majeure Event; and

                  (c) notifiy the other party as soon as the Force Majeure Event ceases.

         ii) If a Force Majeure Event continues without interruption for more than six (6) months and such Force Majeure Event prevents the affected party from complying with its material obligations during that period, either party may terminate this Agreement and/or such part of the Subcontracted Work as affected by the Force Majeure Event. If this Agreement is terminated due to a Force Majeure Event, subject to the Buyer's payment to the Contractor, the Contractor shall pay the Subcontractor for that Subcontracted Work or part thereof supplied or performed up until the date of termination together with all unavoidable costs reasonably incurred by the Subcontractor subject to proof of the same by the Subcontractor. In the event of such termination pursuant to this clause, any prepaid deposits or costs paid in excess of the costs actually incurred by the Subcontractor shall be repaid by the Subcontractor to the Contractor.

15.      WARRANTY

         i) The Subcontractor shall provide warranties for the LHI Works for a period of ninety (90) days from the issuance of the LHI AC. Where applicable, the Subcontractor shall adopt the same corrective measures in respect of the Subcontracted Work as required in CLAUSE 34 of the Supply Contract.

         ii)      (a)      The Subcontractor shall warrant that the
                           Subcontracted Work shall be carried out with diligence in a workman like manner and in accordance with industry best practice comply with Industry Standards. The Subcontractor further warrants that the Subcontracted Work as well as any Equipment supplied by the Subcontractor thereon shall be free from defects and shall comply with the specifications in SCHEDULE 1.

                  (b) Where applicable, the Subcontractor shall make reasonable efforts to obtain warranties from its sub-subcontractors on the best possible terms.

                  (c) The Subcontractor shall carry out corrective measures during the Warranty Period upon receiving notification and full details from the Contractor of any defect in the Subcontracted Work.

16.      ARBITRATION

         All disputes arising out of or in connection with this subcontract including any question regarding its construction application, validity or termination the rights, duties and obligations of either party or any other dispute whatsoever in connection with this subcontract which cannot be resolved by good faith, discussions between the parties, shall be resolved by arbitration.

17.      GENERAL PROVISIONS RELATING TO WORK AND PERSONNEL

         17.1     COMPLIANCE WITH STATUTORY REQUIREMENTS

                  i) The Subcontractor shall comply with and give all notices required by statutory requirements under Applicable Laws.

                  ii) Unless otherwise provided for in this Agreement, the Subcontractor shall pay and bear all costs of complying with statutory requirements.

                  iii) If any of the terms of this Agreement are at variance with a statutory requirement, the Subcontractor shall immediately notify the Contractor.

         17.2     COMPLIANCE WITH INDUSTRY STANDARDS

                  Any materials, equipment or systems supplied by the Subcontractor in conjunction with the Subcontracted Work it performs under this Agreement shall comply with all applicable Industry Standards.

18.      INDEPENDENT STATUS

         The Subcontractor is an independent contractor and subject to any terms of this Agreement to the contrary shall be free to provide its services to any other person or party.

19.      INSURANCE

         During the term of this Subcontract and the Warranty Period thereafter, the Subcontractor shall at its own expense effect and maintain with a reputable insurance company insurance coverage required by Applicable Laws together with any additional coverage agreed between the parties hereunder. Without limiting the foregoing, such insurance shall include:-

         a) Workers/employees compensation (or similar insurance coverage) and employer's liability insurance covering common law liability sufficient to satisfy not less than the statutory requirements of Hong Kong and which coverage shall not be more restrictive than the standard practice;

         b) Automobile liability insurance complying with relevant laws with limits not less than the statutory required limits in Hong Kong covering all vehicles and vehicular traffic owned/hired or in the custody of the Subcontractor; and

         c) With the exception of automobile liability insurance, the employees compensation insurance shall be effected by the Subcontractor and maintained in the joint names of the Contractor and the Buyer

         d) The Subcontractor shall comply as far as applicable with the requirements on employees' compensation and automobile liability insurance as specified in CLAUSE 23.2 of the Supply Contract.

         e) The Subcontractor shall ensure that its sub-subcontractors effect the same or similar insurance coverage as set out in this clause.

20.      MISCELLANEOUS

         i) This Agreement constitutes the entire agreement between the Subcontractor and the Contractor with respect to its subject matter and replaces and cancels any and all prior agreements, arrangements, understandings, undertakings and collateral contracts of any nature made by the parties, written or oral, concerning the subject matter, and the terms and conditions, of this Agreement. Each party acknowledges that it is not relying on, and shall have no remedy in respect of, any statements, warranties, undertakings or representations given or made by the other party regarding the subject matter of this Agreement, except for those expressly set out in this Agreement.

         ii) If any provision contained in this Agreement is held by a competent authority or court having final jurisdiction to be illegal, invalid or unenforceable, and the provision in question is not of a fundamental nature to this Agreement as whole, the legality, validity and enforceability of the remainder of this Agreement shall not be affected. If the foregoing applies, the parties shall use all reasonable endeavours to agree within a reasonable time upon any lawful and reasonable variations to this Agreement which may be necessary in order to achieve, to the greatest extent possible, the same effect as would have been achieved by the provision in question.

         iii) No variation of this Agreement (including its Annexes) shall be effective unless made in writing signed by each of the parties or by their duly authorised representatives.

         iv) Each party shall bear its own costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any other documents required to effect the transactions contemplated hereby.

         v) Nothing in this Agreement shall (except as expressly provided) be deemed to constitute a partnership, or create a relationship of principal and agent between the parties for any purpose. This Agreement shall not be construed to create any relationship, contractual or otherwise, between the Contractor and the Subcontractor.

         vi) The failure to exercise, or delay in exercising, a right, power or remedy provided by this Agreement or by law shall not constitute a waiver of that right, power or remedy. If a party waives a breach of any provision of this Agreement this shall not operate as a waiver of a subsequent breach of that provision, or as a waiver of a breach of any provision.

         vii) This Agreement shall bind, and inure to the benefit of the parties, their successors and permitted assigns.

         viii) All notices required or permitted to be given under this Agreement shall be either by facsimile (with supporting confirmation) hand delivery, or sent by registered post to the following addresses:

                  TO THE CONTRACTOR:

                  Huawei Tech Investment Co. Ltd.
                  Room 3610-12, The Center
                  99 Queen's Road Central
                  Hong Kong
                  Telephone  No.: (852) 2588 1899
                  Fax No.: (852) 2127 7241

                  TO THE SUBCONTRACTOR:

                  Mandarin Communications Limited
                  13th Floor, Warwick House
                  Taikoo Place, 979 King's Road
                  Hong Kong
                  Telephone No.:  (852) 2113 8118
                  Fax No.: (852) 2113 8119

                  Delivery shall be deemed to have taken place in the case of facsimile on the actual day of transmission (supported by successful facsimile transmittal confirmation), hand delivery when delivery actually occurs, or by registered post three (3) Business Days after mailing.

         ix) This Agreement may be entered into by the parties in any number of counterparts. Each counterpart shall, when executed and delivered, be regarded as an original, and all the counterparts shall together constitute one and the same instrument. This Agreement shall not take effect until it has been executed by both parties.

         x) The English language shall be the language to be used in all documents and correspondence relating to the execution of this Agreement.

21.      EARLIER TERMINATION

         In the event of early termination of this Subcontract by the Contractor, and without prejudice to any other rights and remedies which the Subcontractor may have under law, the Contractor shall pay to the Subcontractor, subject to the Buyer's payment of the same to the Contractor, forthwith for all Subcontracted Work or part thereof supplied or performed up until the date of termination together with all unavoidable costs reasonably incurred by the Subcontractor for the same up to an including the date of termination subject to proof by the Subcontractor.

22.      WAIVER

         A provision of or a right created under this Agreement may not be waived except in writing signed by the party granting the waiver.

23.      VARIATION

         This Agreement may only be amended by a further written agreement and duly signed by both parties.

24.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

25.      REMEDIES

         Unless expressly provided to the contrary, if a remedy, right or power is provided in this Agreement, that remedy, right or power is exclusive of any other remedy, right or power at law or otherwise.

26.      SEVERABILITY

         Any part of this Agreement, which is illegal or unenforceable, will be severed and will not affect the continued operation of the remaining provisions of this Agreement.

27.      RELATIONSHIP OF PARTIES

         This Agreement may not be construed as establishing or implying:-

         i) an employer/employee relationship between the Subcontractor and any of the Contractor's employees; or

         ii)      a partnership, agency or joint venture between the parties.

28.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed and construed in accordance with the laws of Hong Kong Special Administrative Region.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement through their respective duly authorised representatives.

By:

For and on behalf of                             )
HUAWEI TECH. INVESTMENT CO. LIMITED              )
                                                 )
                                                 )

By:

For and  on behalf of                            )
MANDARIN COMMUNICATIONS LIMITED                  )
                                                 )
                                                 )
                                       17

                                   SCHEDULE 1

                             THE SUBCONTRACTED WORK

LEASEHOLD IMPROVEMENT WORKS ("LHI WORKS")

1. LHI Works on Sites as shall be required from time to time during the Term. Such LHI Works shall include all Civil Works, cabling, antenna, E&M installations, facilities installations, and purchase of RF equipment & accessories required to fully ready the Site for the Contractor to carry out its obligations under the Supply Contract

2. In preparation of 3G equipment deployment, the work scope for LHI Works shall be as follows:-

         a. Local transportation of Equipment in Hong Kong to Sites (excluding switching centres of the Buyer);

         b.       Iron Work;

         c. Antennae and RF feeders, jumpers, connectors supply, testing and commissioning and antennae adjustment during the installation and commissioning of Equipment and/or 3G network;

         d.       Electrical Work;

         e. Environmental work (Air conditioning, fire sensor, alarm system, etc., if applicable) supply, installation, testing and commissioning;

         f.       Civil & Building Work;

         g.       Equipment and accessories Installation;

         h.       Equipment Relocation;

         i.       Termination / Dismantle / Reinstatement Work;

         j.       Equipment Housing, Cabinet, Racks & Shelter;

         k.       Security at Site during the LHI work period; and

         l.       Site clean-up throughout LHI work period.

                                   SCHEDULE 2

                      HUAWEI TECH. INVESTMENT CO. LIMITED

                            LEASEHOLD IMPROVEMENTS
[HUAWEI LOGO]               ACCEPTANCE CERTIFICATE (LHI AC)

Customer name               Project name

Contract No.                Project supervisor

This is to certify that works and materials supplied by [name of sub-contractor] has passed the Leasehold Improvements Acceptance Test (LHI AT).

Item Number   LHI Model        Descriptions       DR No.               Quantity
-----------   ---------        ------------       ------               --------

                               XXXXXXXX Representative   XXXXXXXX Representative
                               (Signature & Seal)       (Signature & Seal)
                               Date:                    Date:

                                   SCHEDULE 3

                                     PAYMENT

PART 1

1.       PAYMENT TERMS

                                            SUBCONTRACTED WORKS
                     ----------------------------------------------------------------
                                              IRS SITES OF
                                          MASS TRANSIT RAILWAY
                      NON-IRS SITES             ("MTRC")              OTHER IRS SITES
FOR EACH SITE        (FOR EACH SITE)      (FOR ALL SUCH SITES)        (FOR EACH SITE)
-------------        ---------------      --------------------        ---------------
a)    *                     *                       *                        *

b1)   *                     *                       *                        *

b2)   *                     *                       *                        *

c)    *                     *                       *                        *

                            *                       *                        *

PART 2

2.       ORDERS AND PAYMENT PROCEDURE FOR SITES

         a) Pursuant to CLAUSE 4 of this Subcontract, upon the Buyer placing a Delivery Request with the Contractor, the Contractor shall promptly place a Work Order with the Subcontractor in accordance with the Delivery Request received. Payment to the Subcontractor shall be based on the value of the Work Order.

         b) Upon receipt of the Work Order the Subcontractor shall submit to the Contractor an invoice for the Deposit at the above-mentioned rate for every Work Order placed. A copy of the Work Order shall be submitted as a supporting document with the corresponding invoice.

         c) For payments other than the Deposit, the Subcontractor shall submit batches of invoices for payment at such intervals as the Subcontractor shall determine at its sole discretion, based on the value of Subcontracted Works, which have been completed. Invoices shall be supported by:-

                  i)       a copy of the relevant Work Order;

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  ii) where applicable for payment under Part 1 of Schedule 3 b1) and b2) above for IRS Sites of the MTRC, copy of the invoice or demand note from MTRC based on either the Golden Bowl or Business route completion.*

                  iii) where applicable for payments upon acceptance: original acceptance certificates, i.e., LHI AC issued by the Contractor, or PNAC or PAC, as the case may be.

         d)       The payment percentages for IRS Sites of the MTRC shown in
                  Part 1 above shall be adjusted at any time the Subcontractor's request upon the payment requirement of the MTRC being confirmed. Such adjustment shall be effected by written amendment to this Schedule signed by authorised representatives of the Contractor and the Subcontractor.

         e) The Contractor shall effect payment to the Subcontractor in accordance with CLAUSE 5.2 after receiving and verifying the invoice and supporting documents.

         All original invoices and supporting documents shall be directed to:

                  i)       Name of Recipient:

                           Huawei Tech Investment Co. Ltd.
                           Room 3610-12, The Center
                           99 Queen's Road Central
                           Hong Kong
                           Telephone  No.: (852) 2588 1899
                           Fax No.: (852) 2127 7241

                           A copy of the invoices and supporting documents shall be directed to the nominated contact in the Contractor's project team.

ii) All payments to the Subcontractor shall be paid to an account or accounts, as the Subcontractor shall direct from time to time.

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE 4

                             Responsibilities Matrix

                               For Subcontractor

                                 [HUAWEI LOGO]

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                TABLE OF CONTENTS

1   INTRODUCTION.........................................................................................    3

2   SITE PREPARATION.....................................................................................    2

    2.1     Site Engineering.............................................................................    2
    2.2     Site Drawings................................................................................    2
    2.3     Construction Works, Site Preparation (Development)...........................................    2
    2.4     Equipment Room Modification..................................................................    3
    2.5     Telecom equipment instanllation materials....................................................    3
    2.6     Supervision and Quality Control..............................................................    4

3   CN PART..............................................................................................    5

    3.1     Division of Installation Materials...........................................................    5
    3.2     Division Of Installation Responsibilities....................................................    6

4   RAN PART.............................................................................................    6

    4.1     RNC Part.....................................................................................    6
       4.1.1     Division of Installation Materials......................................................    6
       4.1.2     Division of Installation Responsibilities...............................................    6
    4.2     NodeB Part...................................................................................    6
       4.2.1     Division of Installation Materials......................................................    6
       4.2.2     Division Of Installation Responsibilities...............................................    8

5    DELIVERY OF EQUIPMENT..............................................................................    10

                                                                              II

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

INTRODUCTION

This document summarizes the tasks to be performed for the Project Implementation. It includes supply, delivery, installation and commissioning of the civil work and/or equipment, included in the scope of the project as well as related works and procedures to be fulfilled to ensure the proper implementation.

For the tasks listed below the responsibility can be with:
Contractor (Huawei) or Sub-Contractor alone: respective column marked X Contractor (Huawei) and Sub-contractor together: both columns marked X

SITE PREPARATION

                                SITE ENGINEERING

                                                                     RESPONSIBILITIES
                                                                     ----------------
  NO.               ITEM                                        CONTRACTOR  SUB-CONTRACTOR
  ---               ----                                        ----------  --------------
1       Target site confirmation ,                                  X

2       Site construction assessment                                              X

3       Site survey report                                                        X

     a) Survey data                                                               X

     b) Proposed site layout                                                      X

     c) Proposed antenna configuration                                            X

     d) As-build Drawings                                                         X

                                  SITE DRAWINGS

                                                                     RESPONSIBILITIES
                                                                     ----------------
 NO.                       ITEM                                 CONTRACTOR  SUB-CONTRACTOR
 ---                       ----                                 ----------  --------------
1       Confirmation of site facility requirement                   X

2       Design drawings, as-build drawings                                        X


3       Civil Structural engineering calculation and
        report(as requested)                                                      X

4       Proposed bill of quantify (BOQ) for civil works                           X

5       Approval of drawings, calculation and BOQ                   X

               SITE PREPARATION (DEVELOPMENT), CONSTRUCTION WORKS

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1       Specification                                                             x

2       Sub-Project plan                                                          X

3       Approval of Sub-project plan                                X

4       Iron work                                                                 X

5       Electrical Work                                                           X

6       Termination / Dismantle / Reinstatement Work                              X

7       Air conditioner & control box supply, installation
        and commission.                                                           X

8       Temporary access solutions such as scaffolding                            X

9       Provision of temporary storage for equipment, and
        installation material                                                     X

10      Lightning Protection and Earthing System                                  X

11      Concrete Structure Work                                                   X

12      Metal and Sheet Metal Work, cable tray, I-Beam etc.,                      X

13      Manufacture, supply and erection of Guyed mast or
        poles                                                                     X

14      Shelter (inclusive all necessary material, if
        applicable)                                                               X

15      Environmental work (fire sensor, alarm system, etc.,
        if applicable) supply, installation, testing and
        commissioning.                                                            X

16      MTRC/KCRC/TUNNEL/LANDLORD test on installed stud
        anchors and service.                                                      X

17      Erect Temporary work platform (MTRC/KCRC/TUNNEL)
        (during installation period)                                              X

18      Repair of LHI work                                                        X

19      Site Huawei Equipment Security during construction
        period                                                                    X

20      Site cleanness                                                            X

            EQUIPMENT ROOM MODIFICATION (SWITCH AND EACH NODE B SITE)

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1       Construction planning and documentation                                   X

2       Electrical work planning and documentation                                X

3       Supply and installation of ceiling work and                               X
        insulation (if applicable)

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
4       Supply and installation of flooring material
        including the preparation of the existing floor
        surface (if applicable)                                                   X

5        Supply and installation of partitions, interior
        finishing including plastering, painting and thermal
        insulation where necessary (if applicable)                                X

6       Supply and installation of entrance door or
        replacement of the existing door ( if applicable)                         X

7       Indoor ladder provided & installation                                     X

8       Battery rack installation                                   X

9       Cable entry glands or feeder window/ feed-through
        installation                                                              X

10      Grounding system provided & installation                                  X

11      AC load center and power cabling installation                             X

12      Lighting, switch, wall socket and electric wiring
        installation                                                              X

13      Air conditioner and control box installation                              X

14      External alarm wiring (if applicable)                                     X

15      Site Clean-up during the work period                                      X

                    TELECOM EQUIPMENT INSTALLATION MATERIALS

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1       Antenna                                                                   X

2       RF feeder, 7/8 inch and 5/4 inch.                                         X

3       Jumper, 1/2 inch                                                          X

4       Connector DIN                                                             X

5       RF feeder clamp                                                           X

6       GPS ANT and feeder(if applicable)                                         X

7       Lightning-proof Grounding kit                                             X

8       Lightning protection Kit (if applicable)                                  X

9       Wall-type-closed window for leading cable (feeder                         X
        window)

10      Water-proof tape                                                          X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                        SUPERVISION AND QUALITY CONTROL

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1       Subcontractor training                                      X              X

2       Installation supervision                                                   X

3       Perform acceptance test with subcontractor                  X              X

4       Perform site inspection according to LHI AT checklist
        and data printout                                                          X

5       Issue site AT certificate                                   X

6       Supervision                                                                X

7       Test report of RF Part (ANT, feeder and jumper)                            X

CN PART

                       DIVISION OF INSTALLATION MATERIALS

                                                                        PROVIDED BY
                                                                        -----------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
         EQUIPMENT

1        CN Equipment                                               X

2        DC Power Distribution Cabinet                              X

3        Inverter (or UPS)                                          X

4        AC Distribution Unit(if applicable)                                        X

5        DDF&ODF                                                    X

6        Grounding Plate(if applicable)                                             X

7        GPS ANT.& Feeder(if applicable)                                            X

8        Cable between the inverter & UPS and the DC
         power distribution cabinet                                 X

9        Connectors on the side of the inverter and the
         DC power distribution cabinet                              X

10       AC socket close-by the inverter & UPS                                      X

                    DIVISION OF INSTALLATION RESPONSIBILITIES

                                                                       INSTALLED BY
                                                                       ------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1        Assign places to fix the CN equipment racks                               X

2        CN equipment racks                                          X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                       INSTALLED BY
                                                                       ------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
3        OMC on the desk                                             X

4        DC Power Equipment                                          X

5        DC Power Distribution Cabinet                               X

6        Inverter(or UPS)                                            X

7        AC Distribution Unit                                                      X

8        DDF&ODF                                                     X

9        Grounding Plate                                                           X

10       GPS ANT.& Feeder(if applicable)                                           X

11       Cable between the inverter and the DC power
         distribution cabinet                                        X

12       Connectors  on the side of the inverter and the
         DC power distribution cabinet                               X

13       AC  socket close-by the inverter                                          X


RAN PART

                                    RNC PART

DIVISION OF INSTALLATION MATERIALS

                                                                       PROVIDED BY
                                                                       -----------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
         EQUIPMENT

1        RNC equipment                                              X

2        DDF/ODF                                                    X

3        GPS ANT.& Feeder(if applicable)                                          X

DIVISION OF INSTALLATION RESPONSIBILITIES

                                                                       INSTALLED BY
                                                                       ------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
         EQUIPMENT

1        Assign places to fix the RNC equipment racks                               X

2        RNC equipment racks                                         X

3        DDF/ODF                                                     X

4        GPS Antenna & Feeder(if applicable)                                        X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                  NODE B PART

DIVISION OF INSTALLATION MATERIALS

                                                                       PROVIDED BY
                                                                       -----------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
         EQUIPMENT

1        Node B equipment                                            X

2        DC power distribution plate                                 X

3        DC power equipment                                          X

4        Battery                                                     X

5        AC distribution Unit and cable (if applicable) MCB                        X

6        Antenna and Antenna support and mounting                                  X

7        Environmental work (Fire sensor, alarm system etc.,
         if applicable)                                                            X

8        DDF(if applicable)                                                        X

9        Wall-type-closed window for leading cable                                 X

10       Air conditioner (if applicable)                                           X

11       Lifted floor (if applicable)                                              X

12       Grounding plate(indoor)                                     X

13       AC distribution Unit (if applicable) MCB                                  X

14       Grounding plate(outdoor)                                                  X

15       Foundation or I-beam for Outdoor Node B                                   X

         DIGITAL TRUNK CABLES

16       120(OMEGA) digital trunk cables between the Node B
         equipment and the DDF.                                      X

17       Connectors on the side of the Node B equipment              X

18       Connectors on the side of the DDF                           X

19       120(OMEGA) digital trunk cables between the DDF and
         transmission equipment                                                    X

         POWER CABLE

20       DC power cable between the DC power equipment and DC
         power distribution plate                                    X

21       Connectors on the side of the DC power equipment            X

22       Connectors on the side of  the DC power distribution
         plate                                                       X

23       DC power cable between the DC power distribution
         plate and the Node B equipment                              X

24       Power cable between the DC power equipment and the
         battery                                                     X

25       Connectors on the side of  the battery                      X

26       AC power cable between the AC distribution plate and
         the  DC power equipment                                     X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                       PROVIDED BY
                                                                       -----------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
27       Connectors on the side of the AC distributions plate                      X

         PROTECTIVE GROUNDING CABLE

28       Protective grounding cable between the DC power
         equipment  and  the  grounding plate(indoor)               X

29       Connectors on the side of the grounding
         plate(indoor)                                              X

30       Protective grounding cable between the Node B
         equipment and the grounding plate(indoor)                  X

31       Protective grounding cable between the DDF and the
         grounding plate(indoor)                                    X

32       Protective grounding cable between the feeder and
         the grounding plate (outdoor).                                            X

33       Connectors on the side of the feeder                                      X

34       Connectors on the side of the grounding
         plate(outdoor)                                                            X

         ANTENNA AND FEEDER

35       Antenna                                                                   X

36       Feeder, 7/8 inch or 5/4 inch, between the Node B
         equipment and the Antenna                                                 X

37       Connectors on the side of the feeder cable                                X

38       Jumper with connectors                                                    X

39       RF feeder clamp                                                           X

40       Lightning-proof Grounding Kit                                             X

41       Lightning protection Kit (if applicable)                                  X

42       Wall-type-closed window for leading cable                                 X

43       Waterproof tape                                                           X

         CABLE TRAY

44       Outdoor cable tray                                                        X

45       Indoor cable tray                                                         X

46       MASTER AND ANTENNA SUPPORT STRUCTURE

         Master and Antenna support structure.                                     X

47       Illuminating Apparatus in the Equipment Room                              X

48       AC Power Socket                                                           X

DIVISION OF INSTALLATION RESPONSIBILITIES

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                       INSTALLED BY
                                                                       ------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
         EQUIPMENT

1        Assign places to fix the Node B equipment racks            X             X

2        Node B equipment racks place                                             X

3        DC power distribution plate                                X

4        DC power equipment(rectifiers)                             X

5        Battery                                                    X

6        AC distribution Unit (if applicable) MCB                                 X

7        Antenna, Antenna support and mounting                                    X

8        DDF (if applicable)                                        X

9        Feeder window                                                            X

10       Air conditioner (if applicable)                                          X

11       Lifted floor(If applicable)                                              X

12       Grounding plate(indoor)                                    X

13       Grounding plate(outdoor)                                                 X

14       Bracket (if applicable)                                    X

         DIGITAL TRUNK CABLES

15       120(OMEGA) digital trunk cables between the Node B
         equipment and the DDF.                                     X

16       Connectors on the side of  the Node B equipment            X

17       Connectors on the side of the DDF                                        X

18       120(OMEGA) digital trunk cables between the DDF and
         transmission equipment                                                   X

19       Connectors on the side of the transmission equipment                     X

         POWER CABLE

20       DC power cable between the DC power equipment and DC
         power distribution plate                                   X

21       Connectors on the side of  the DC power equipment          X

22       Connectors on the side of  the DC power distribution
         plate                                                      X

23       DC power cable between the DC power distribution
         plate and the Node B equipment                             X

24       Power cable between the DC power equipment and the
         battery                                                    X

25       Connectors on the side of  the battery                     X

26       Connectors on the side of the AC distributions plate       X

         PROTECTIVE GROUNDING CABLE

27       Protective grounding cable between the DC power
         equipment and the grounding plate(indoor)                  X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

                                                                       INSTALLED BY
                                                                       ------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
28       Connectors on the side of the grounding
         plate(indoor)                                              X

29       Protective grounding cable between the Node B
         equipment and the grounding plate(indoor)                  X

30       Protective grounding cable between the DDF and the
         grounding plate(indoor)                                    X

31       Protective grounding cable between the feeder and
         the grounding plate(outdoor)                                             X

32       Connectors on the side of the feeder(in the feeder
         window)                                                                  X

33       Connectors on the side of the grounding
         plate(outdoor)                                                           X

         ANTENNA AND FEEDER

34       Antenna                                                                  X

35       Feeder, 7/8 inch or 5/4 inch, between the Node B
         equipment and the Antenna                                                X

36       Connectors on the side of the feeder cable                               X

37       Jumper with connectors                                                   X

38       RF feeder clamp                                                          X

39       Lightning-proof Grounding Lip                                            X

40       Lightning protection Kit                                                 X

41       Wall-type-closed window for leading cable                                X

42       Water tape                                                               X

         CABLE TRAY

43       Outdoor cable tray                                                       X

44       Indoor cable tray                                                        X

         MASTER AND ANTENNA SUPPORT STRUCTURE

45       Master and Antenna support structure                                     X

46       Illuminating Apparatus in the Equipment Room                             X

47       AC Power Socket                                                          X

[HUAWEI LOGO]   DIVISION OF RESPONSIBILITIES

Delivery of Equipment (Switch center and each Node B)

                                                                     RESPONSIBILITIES
                                                                     ----------------
NO.                           ITEM                              CONTRACTOR  SUB-CONTRACTOR
---                           ----                              ----------  --------------
1        Delivery of all equipment to Huawei's warehouse in         X
         Hong Kong,

2        Delivery of all Equipment from Huawei's warehouse to
         Sites in Hong Kong.                                                       X

3        Logistic management at site                                               X

4        Unpacking at Huawei's warehouse and Sites and
         disposal of waste                                          X              X

5        Huawei  Equipment  Security  at site  during  the LHI
         work period                                                               X

6        Site clean-up during the LHI work period                                  X

                                   SCHEDULE 5

                                                                      SCHEDULE 5

                                                          YEAR 1                        YEAR 2                 YEAR 3
                                               ----------------------------   ------------------------- ---------------------------
MODEL      PAYMENT TYPE           DESCRIPTION  QTY  UNIT PRICE   EXT. PRICE   QTY UNIT PRICE EXT. PRICE QTY   UNIT PRICE EXT. PRICE
-----      ------------           -----------  ---  ----------   ----------   --- ---------- ---------- ---   ---------- ----------
  A          GENERAL                   *         *       *            *        *       *          *      *         *          *

  B          GENERAL                   *         *       *            *        *       *          *      *         *          *

  C          GENERAL                   *         *       *            *        *       *          *      *         *          *

  D          GENERAL                   *         *       *            *        *       *          *      *         *          *

  E         IRS-OTHER                  *         *       *            *        *       *          *      *         *          *

  F         IRS-OTHER                  *         *       *            *        *       *          *      *         *          *

  G            MTR                     *         *       *            *        *       *          *      *         *          *

  H    GENERAL OR IRS-OTHER            *         *       *            *        *       *          *      *         *          *

  I          GENERAL                   *         *       *            *        *       *          *      *         *          *

                              TOTAL LHI
                              COSTS (DELTA)                           *                           *                           *

                              TOTAL LHI COSTS
                              (CUMULATIVE)                            *                           *                           *


* All price in HKD

* LHI cost covers project, management, administration, labour and material costs including antenna and RF ancillary

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE 6

WORK ORDER TEMPLATE

                                    From Contractor                    DATE
                                    to Subcontractor

                                     REFERENCE SITE      TARGET COMPLETION
REF. NO.            MODEL SITE            NAME                 DATE                PRICE
--------            ----------       --------------      -----------------         -----
                                                            TOTAL VALUE